Exhibit 4.3


                                                 Exhibit C-1

Access Solutions International, Inc.
650 Ten Rod Road
North Kingstown, RI 02852

Joseph Stevens & Company, Inc.
33 Maiden Lane
New York, NY 10038

Ladies and Gentlemen:

     In order to induce Access Solutions International, Inc., (the "Company") to enter into an Agreement and Plan of Merger ("Merger Agreement") with respect to the merger of PaperClip Acquisition Corp., a wholly-owned subsidiary of the Company, with and into PaperClip Software, Inc., ("PaperClip") with PaperClip surviving as a subsidiary of the Company, the undersigned intending to be legally bound, hereby agrees that for a period commencing on the date hereof and ending on April 11, 1998 (the "Lock-up Period"), he, she or it will not, without the prior written consent of Joseph Stevens & Company, Inc. ("JSC"), directly or indirectly, issue, offer to sell, sell, grant an option for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any shares of common stock of the Company, $.01 par value per share ("Company Purchase Shares"), plus an equivalent number of the Company's Class B Warrants ("Company Purchase Warrants") (the Company Purchase Shares and the Company Purchase Warrants are sometimes referred to herein collectively as the "Company Purchase Securities"), which are issued to the undersigned by the Company under the Merger Agreement, whether or not beneficially owned by the undersigned, or dispose of any beneficial interest therein; PROVIDED, however, that nothing contained herein shall prohibit any transfer of any Company Purchase Securities through any private transfer to a U.S. Person (as defined in the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder) by any shareholders of PaperClip, PROVIDED, FURTHER, however, that as a precondition to any such transfers, any transferees must agree in writing to be bound by the terms of this agreement.

     In order to enable the aforesaid covenants, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the Transfer Agent of the Company's securities with respect to any of the Company Purchase Securities registered in the name of the undersigned or any of its transferees or beneficially owned by the undersigned or any of its transferees.

     This Agreement shall be governed and construed and enforced in accordance with the internal laws of the State of New York without giving effect to the choice of law of conflicts of laws principles thereof.

Dated:_________________, 1998

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                                               (Signature)

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(Address)                                      (Name)
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                                               Social Security No. or
                                                 Federal Tax I.D. Number